UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

UNIQUE LOGISTICS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50612	01-0721929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

154-09 146th Ave., Jamaica, NY11434

(Address of principal executive offices, including zip code)

(718) 978-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Unique Logistics International, Inc. (the “Company”) on June 23, 2021, the Company, Unique Logistics Holdings, Inc., a Delaware corporation (“Holdings”), Unique Logistics International (NYC), LLC, a Delaware limited liability company (“New York”), Unique Logistics International (BOS), Inc., a Massachusetts corporation (“Boston” and, together with the Company, Holdings and New York, collectively, “Seller”), entered into a Revolving Purchase, Loan and Security Agreement (the “TBK Agreement”) dated as of June 1, 2021, with TBK BANK, SSB, a Texas State Savings Bank (“Purchaser”), for a facility under which Purchaser will, from time to time, buy approved receivables from the Seller. The TBK Agreement provides for Seller to have access to the lesser of (i) $30 million (“Maximum Facility”) and (ii) the Formula Amount (as defined in the TBK Agreement) at an interest rate of the highest prime rate (but in no event less than 3.25%) plus 3%.

On September 17, 2021, the parties to the TBK Agreement entered into a Second Amendment to the TBK Agreement (the “Second Amendment”) primarily to increase the credit facility from Forty Million Dollars ($40,000,000) to Forty Seven Million Five Hundred Thousand Dollars ($47,500,000) for the period commencing on August 4, 2021 through and including January 31, 2022.

As previously disclosed in the Current Report on Form 8-K filed with the SEC by the Company on August 9, 2021, the parties to the TBK Agreement entered into a First Amendment to the TBK Agreement (the “First Amendment”) to increase the credit facility from Thirty Million Dollars ($30,000,000) to Forty Million Dollars ($40,000,000) during the Temporary Increase Period (as defined in the First Amendment), among other things.

The Second Amendment also provides for a non-refundable amendment closing fee equal to Thirty Seven Thousand Five Hundred Dollars ($37,500), which was fully earned, due and payable as of September 17, 2021.

A copy of the Second Amendment is included as Exhibit 10.1 to this Current Report and is hereby incorporated by reference. All references to the Second Amendment are qualified, in their entirety, by the text of such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in (or incorporated by reference into) Item 1.01 of this Current Report is hereby, incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Second Amendment to Revolving Purchase, Loan and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Dated: September 22, 2021	By:	/s/ Sunandan Ray
Sunandan Ray
Chief Executive Officer